EXHIBIT - 21

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                       VECTREN CORPORATION

                 SUBSIDIARIES OF THE REGISTRANT

WHOLLY OWNED SUBSIDIARIES

 -  Vectren Utility Holdings, Inc., Incorporated in Indiana
 - Southern Indiana Gas and Electric Company, Incorporated in Indiana
 -  IEI Financial Services, LLC, Incorporated in Indiana
 -  Indiana Gas Company, Inc., Incorporated in Indiana and Ohio
 -  Vectren Energy Delivery of Ohio, Incorporated in Ohio
 -  SIGCORP Energy Services, LLC, Incorporated in Indiana
 -  Southern Indiana Properties, Inc., Incorporated in Indiana
 -  Vectren Advanced Communications, Inc., Incorporated in
    Indiana
 -  Vectren Capital Corp., Incorporated in Indiana
 -  Vectren Communications Services, Incorporated in Indiana
 -  Vectren Enterprises, Inc., Incorporated in Indiana
 -  Vectren Fuels, Inc., Incorporated in Indiana
 -  Vectren Resources, LLC, Incorporated in Indiana

LESS THAN WHOLLY OWNED SUBSIDIARIES

 -  CIGMA, LLC, Incorporated in Indiana
 -  Energy Systems Group LLC, Incorporated in Indiana
 - Haddington Energy Partners, L.P., a Delaware limited partnership
 - Pace Carbon Synfuels Investors, L.P., a Delaware limited partnership
 -  ProLiance Energy, LLC, Incorporated in Indiana
 -  Reliant Services, LLC, Incorporated in Indiana